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DEFINITIVE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	[	]

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Codorus Valley Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.

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☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

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______________________________________________________________________________

April 9, 2009

Dear Fellow Shareholders of Codorus Valley Bancorp, Inc.:

On behalf of the Corporation’s Board of Directors, I am pleased to invite you to attend Codorus Valley Bancorp, Inc.’s Annual Meeting of Shareholders to be held on Tuesday, May 19, 2009, at 9:00 a.m., prevailing time. The location of the Annual Meeting is the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403. At the Annual Meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the Proxy Statement and Notice of Meeting is a proxy card and Codorus Valley Bancorp, Inc.’s 2008 Annual Report to Shareholders on Form 10-K.

The principal business of the meeting is to elect two Class A directors, each to serve for a term of three years; to consider and approve an advisory (non-binding) proposal concerning the Corporation’s executive compensation program; and to transact any other business that is properly presented at the Annual Meeting. The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

I am delighted that you have invested in Codorus Valley Bancorp, Inc., and I hope that, whether or not you plan to attend the Annual Meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save Codorus Valley Bancorp, Inc. expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person.

I look forward to seeing you on May 19, 2009 at the Corporation’s Annual Meeting.

Sincerely,

Larry J. Miller

Vice Chairman, President, and Chief Executive Officer

Codorus Valley Corporate Center, 105 Leader Heights Road, P.O. Box 2887, York, PA 17405-2887

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CODORUS VALLEY BANCORP, INC.

NASDAQ TRADING SYMBOL: CVLY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2009

www.peoplesbanknet.com

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PROXY STATEMENT

Dated and to be mailed on or about April 9, 2009

Codorus Valley Bancorp, Inc.

Codorus Valley Corporate Center

105 Leader Heights Road

York, Pennsylvania 17403

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2009

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CODORUS VALLEY BANCORP, INC.

CODORUS VALLEY CORPORATE CENTER

105 LEADER HEIGHTS ROAD

YORK, PENNSYLVANIA 17403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2009

TO THE SHAREHOLDERS OF CODORUS VALLEY BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Codorus Valley Bancorp, Inc. will be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania, on Tuesday, May 19, 2009, at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.	To elect two Class A directors, each to serve for a three-year term and until their successors are elected and qualified;
2.	To consider and approve an advisory (non-binding) proposal concerning the Company’s executive compensation program; and
3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on March 2, 2009 are entitled to notice of and to vote at the meeting.

Please promptly complete, date, and sign the enclosed proxy and return it in the enclosed postage paid envelope. We cordially invite you to attend the meeting. Your proxy is revocable, and you may withdraw it at any time. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

We enclose, among other things, a copy of the 2008 Annual Report on Form 10-K of Codorus Valley Bancorp, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Harry R. Swift, Esquire

Secretary

York, Pennsylvania

April 9, 2009

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD.

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GENERAL

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by Codorus Valley Bancorp, Inc. (the “Corporation” or “Company”), on behalf of the Board of Directors (the “Board”), for the 2009 Annual Meeting of Shareholders. This Proxy Statement and the related proxy card are being distributed on or about April 9, 2009.

The Corporation will bear the expense of soliciting proxies. In addition to the use of the mail, directors, officers and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person or by telephone, e-mail or facsimile.

The Annual Meeting of Shareholders will be held on Tuesday, May 19, 2009, at 9:00 a.m. at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Shareholders of record at the close of business on March 2, 2009, are entitled to vote at the meeting.

At the annual meeting, shareholders will vote to:

•	Elect two Class A directors, each to serve for a three-year term;
•	Consider and approve an advisory (non-binding) proposal concerning the Company’s executive compensation program; and
•	Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and will not limit your right to vote at the annual meeting if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you may have the right to direct your broker how to vote, and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street-name shares in person at the meeting unless you obtain a proxy executed in your favor from the holder of record. Please contact your broker for a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, you appoint Richard Hupper, Ph.D., George McCullough and Robert E. Rebert as proxy holders to vote your shares as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR election of the director nominees identified in this Proxy Statement and FOR approval of the Corporation’s executive compensation program.

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You may revoke your written proxy by delivering written notice of revocation to Harry R. Swift, Esquire, Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Swift at any time before the proxy is voted at the meeting. Proxy holders will vote shares represented by proxies, if properly signed and returned to the Secretary, in accordance with instructions of shareholders.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

If you are also a participant in the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy will serve as a voting instruction card for your shares held in the Plan. Wells Fargo Bank, N.A., the Plan administrator, will vote your shares held in the Dividend Reinvestment and Stock Purchase Plan in the same manner as you indicate on your proxy card.

At the close of business on March 2, 2009, Codorus Valley Bancorp, Inc. had 4,028,354 shares of common stock, par value $2.50 per share, issued and outstanding. Codorus Valley Bancorp, Inc.’s Articles of Incorporation authorize the Corporation to issue up to 10,000,000 shares of common stock, par value $2.50 per share. Each common share is entitled to one vote on all matters submitted to a vote of the shareholders.

Quorum

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business at the Annual Meting. Under Pennsylvania law and Codorus Valley Bancorp, Inc.’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions, while not votes cast, will be counted as present for purposes of determining the presence of a quorum. Shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the National Association of Securities Dealers, Inc. or the instrument under which it serves in such capacity, or (iii) the record holder has indicated on the proxy or otherwise notified Codorus Valley Bancorp, Inc. that it does not have authority to vote such shares on that matter) will be counted as present for purposes of determining the presence of a quorum.

Required Vote

In the case of the election of directors, the two candidates receiving the highest number of votes are elected. Shareholder approval of the non-binding advisory vote on the Corporation’s executive compensation program requires the affirmative vote of a majority of the votes cast. Thus, an abstention or broker non-vote has no effect with respect to the election of directors or approval of the Corporation’s executive compensation program. All other matters to be voted upon by the shareholders require the affirmative vote of a majority of the votes cast at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under Codorus Valley Bancorp, Inc.’s Articles of Incorporation or Bylaws.

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GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements and with the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board and executive management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of NASDAQ and the Securities Exchange Commission (SEC) regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has eight members. Under applicable NASDAQ and SEC standards for director independence, seven of our eight directors meet the standards for independence: Rodney L. Krebs, Chairman; D. Reed Anderson, Esquire; MacGregor S. Jones; William H. Simpson; Dallas L. Smith; Donald H. Warner; and Michael L. Waugh.

Meetings and Committees of the Board of Directors

The Board of Directors of the Corporation has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee. The Audit Committee of the Board of Directors is comprised solely of directors who meet the applicable NASDAQ and SEC standards for independence of audit committee members and possess the requisite knowledge or experience to serve on the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors on February 10, 2004. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “About Us” link. Click on the “Investor Relations” link in the left-hand margin and then click on the “Audit Committee Charter” link in the left-hand margin. The current members of the Audit Committee are Donald H. Warner, Chairman; D. Reed Anderson, Esquire; and William H. Simpson. The Audit Committee met four times during 2008. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and appointing the Corporation’s independent registered public accountant. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

William H. Simpson has been designated by the Board as the Audit Committee financial expert. In designating Mr. Simpson as the Audit Committee financial expert, the Board considered his qualifications in light of the rules of the SEC and NASDAQ.

Compensation Committee. All members of the Compensation Committee are independent under applicable NASDAQ and SEC standards. The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors on February 24, 2004. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “About Us” link. Click on the “Investor Relations” link in the left-hand margin and then click on the “Compensation Committee Charter” link in the left-hand margin. The current members of the Compensation Committee are Rodney L. Krebs, Chairman; D. Reed Anderson, Esquire; MacGregor S. Jones; William H. Simpson; Dallas L. Smith; Donald H. Warner; and Michael L.

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Waugh. The Compensation Committee met six times during 2008. The principal duties of the Compensation Committee include evaluating and approving compensation plans, policies, and programs for the executive officers of the Corporation and its subsidiaries.

Corporate Governance and Nominating Committee. All members of the corporate Governance and Nominating Committee are independent under applicable NASDAQ and SEC standards. The Corporate Governance and Nominating Committee operates pursuant to a written charter adopted by the Board of Directors on February 24, 2004. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “About Us” link. Click on the “Investor Relations” link in the left-hand margin and then click on the “Corporate Governance” link in the left-hand margin. Members of the Corporate Governance and Nominating Committee are Rodney L. Krebs, Chairman; D. Reed Anderson, Esquire; William H. Simpson; MacGregor S. Jones; Dallas L. Smith; Donald H. Warner; and Michael L. Waugh. The Corporate Governance and Nominating Committee met twice during 2008. The principal duties of the Corporate Governance and Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board of Directors and to recommend such individuals to the Board of Directors for consideration and nomination. The Corporate Governance and Nominating Committee and the Board of Directors endeavor to recruit and retain Board members that demonstrate intellectual capacity, strong interpersonal skills, good business instinct, objectivity and the highest level of personal and professional integrity. When evaluating current members of the Board of Directors and prospective candidates for the Board of Directors, the Committee seeks to balance the skill sets and attributes of existing Board members with the need for other complementary skills, talents and qualities that will position the Corporation to successfully implement its strategic vision.

In addition to requiring that each existing director and candidate for nomination possesses unquestionable character and a commitment to contribute to the success of the Corporation and the stewardship of the community, the Corporate Governance and Nominating Committee’s evaluation of director candidates includes an assessment of issues and factors regarding the individual’s education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters that impact diversified community financial institutions. The Committee will also take into account the director candidate’s ability to devote adequate time to corporate matters, including being prepared for, and participating in, all Board of Directors’ and committee meetings. When the Corporate Governance and Nominating Committee is considering current members of the Board of Directors for nomination for reelection, the Committee considers prior performance as well as meeting attendance records.

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The current practice of the Corporate Governance and Nominating Committee is to identify potential director candidates through a variety of sources. The Committee considers recommendations made by current or former directors or members of executive management. Potential candidates also may be identified through contacts in the business, civic, academic, legal and non-profit communities. The Chairman of the Corporate Governance and Nominating Committee determines how to approach director candidates.

Regarding new director candidates, the Corporate Governance and Nominating Committee will evaluate whether the nominee is independent, as independence is defined under applicable NASDAQ and SEC Rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. A majority of the Board of Directors must meet the criteria for “independence” established by NASDAQ, and the Committee will consider any conflicts of interest that might impair that independence.

The Corporate Governance and Nominating Committee will consider recommendations by Codorus Valley Bancorp, Inc. shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to:

Harry R. Swift, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P.O. Box 2887

York, PA 17405-2887

Submissions must include information regarding a candidate’s citizenship, age, background, business and personal addresses, qualifications, experience, principal occupation or employment, directorships and other positions held by the candidate in business, charitable and community organizations and his/her willingness to serve as a member of the Board of Directors. Based on a preliminary assessment of the candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with, and request additional information from, the candidate.

Under its current practices, there are no differences in how the Corporate Governance and Nominating Committee evaluates a nominee for director based on whether the nominee is recommended by the Committee or by a shareholder.

The Board of Directors

The Board of Directors of Codorus Valley Bancorp, Inc. met seventeen times during 2008. There were twenty-six meetings of the Board of Directors of PeoplesBank, A Codorus Valley Company, the Corporation’s primary subsidiary, in 2008. All directors attended at least 75% of the meetings of the Boards of Directors and of the various committees on which they served. While the Corporation has no formal policy in place, directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of our directors attended the 2008 Annual Meeting of Shareholders, and we anticipate that all directors will attend this year’s meeting.

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Communicating with Directors

The Board of Directors has established a process for shareholders and other interested parties to communicate directly with the Chairman of the Board of Directors or other non-management directors individually or collectively, by submitting written correspondence to the following address:

Chairman of the Board of Directors (or name of individual, independent director)

c/o Harry R. Swift, Esq.

Corporate Secretary

Codorus Valley Bancorp, Inc.

P.O. Box 2887

York, PA 17405-2887

The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual, independent directors by reviewing and summarizing such communications. All such communications will be referred to the Chairman of the Board of Directors or individual, independent directors for consideration unless otherwise instructed by the Board of Directors.

Nomination of Directors

Article 10, Section 10.1 of Codorus Valley Bancorp, Inc.’s Bylaws requires that nominations be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received at the principal executive offices of the Corporation not less than 90 days prior to the one year anniversary date of the preceding meeting of shareholders called to elect directors. The notice must provide the specific information required by Section 10.1 of the Bylaws. The Board is required to determine whether nominations have been made in accordance with the requirements of the Bylaws. If the Board determines that a nomination was not made in accordance with the Bylaws, the shareholder will be given an opportunity to cure any deficiency in accordance with the Bylaws. You may obtain a copy of the Corporation’s Bylaws by writing to Harry R. Swift, Esquire, Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. A copy of the Corporation’s current Bylaws has been filed with the Securities and Exchange Commission as Exhibit 3(ii) to Form 8-K filed November 15, 2007.

Submission of Shareholder Proposals

If a shareholder wants us to include a proposal in our Proxy Statement for presentation at our 2010 Annual Meeting of Shareholders, the proposal must be received by us c/o Harry R. Swift, Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887, no later than December 11, 2009. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

If a shareholder proposal is submitted to the Corporation after December 11, 2009, it is considered untimely and, although the proposal may be considered at the annual meeting, it will not be included in the Corporation’s 2010 Proxy Statement. With respect to shareholder proposals received after February 24, 2010, proxy holders may vote on such proposals in their discretion.

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PROPOSAL 1 – Election of Directors

Codorus Valley Bancorp, Inc.’s Bylaws provide that the Board of Directors consists of not less than five nor more than twenty-five persons. The Board of Directors is divided into three classes with directors elected to staggered three-year terms. Each class consists, as nearly as possible, of one-third of the directors. The Bylaws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The Board of Directors determines the number of directors in each class.

A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring on the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of the class of directors to which he or she was appointed. There is a mandatory retirement provision in the Bylaws that provides for the retirement of directors at age 72.

The Board of Directors has fixed the number of directors at eight. There are two nominees for the Board of Directors for election at the 2009 Annual Meeting. The Board of Directors has nominated the following two people for election to the Board of Directors, each for a three-year term:

Nominees for Class A Directors

For a Term of Three Years Until 2012

Rodney L. Krebs

Dallas L. Smith

Each of the nominees presently serves as a director.

In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

The Board of Directors recommends a vote

FOR

Both nominees listed below

Rodney L. Krebs

Dallas L. Smith

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Information about Nominees and Continuing Directors

Information, as of March 2, 2009, concerning the two nominees to the Board of Directors and the six continuing directors, appears below.

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held With Codorus Valley Bancorp, Inc. and Subsidiaries
Nominees – Class A – For a Term of Three Years Until 2012
Rodney L. Krebs (68)	1988	President, Springfield Contractors, Inc. (a heavy equipment/earth moving firm); and Chairman and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company
Dallas L. Smith (63)	1986	President, Bruce V. Smith, Inc. (a retail furniture corporation); and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company
Class C – Continuing Directors Until 2011
D. Reed Anderson, Esquire (66)	1994	Attorney-at-Law, Stock and Leader; and Director of Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company
MacGregor S. Jones (63)	1993	Retired Automobile Dealer; and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

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Larry J. Miller (57)	1986	President, Chief Executive Officer, Vice Chairman and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company
Class B – Continuing Directors
Until 2010

William H. Simpson (67)	2006

Vice Chairman of Susquehanna Real Estate L.P., previously served as President and Chief Executive Officer of Susquehanna Pfaltzgraff Co., and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company

Donald H. Warner (70)	1990	President, Warners Motor Express, Inc. (moving and storage company); and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company
Michael L. Waugh (53)	2002	State Senator, 28th District of the Commonwealth of Pennsylvania; and Director, Codorus Valley Bancorp, Inc. and PeoplesBank, A Codorus Valley Company

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PROPOSAL 2 – Advisory (Non-Binding) Vote on Executive Compensation

On January 9, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), the Company entered into a Letter Agreement (including the Securities Purchase Agreement–Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury pursuant to which the Company issued and sold to Treasury (i) 16,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $2.50 per share, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and (ii) a ten-year warrant to purchase up to 263,859 shares of the Company’s common stock, par value $2.50 per share (the “Common Stock”), at an initial exercise price of $9.38 per share (the “Warrant”), for an aggregate purchase price of $16,500,000. All of the proceeds from the sale of the Series A Preferred Stock and the Warrant will be treated as Tier 1 capital for regulatory purposes.

In connection with the Corporation’s voluntary participation in the Treasury’s Capital Purchase Program (“CPP”), the Corporation is offering shareholders the opportunity to vote on an advisory (nonbinding) resolution to approve the Company’s executive compensation program described in the Executive Compensation section of this proxy statement. The vote was made a condition of the Company’s continued participation in the CPP by the American Recovery and Reinvestment Act of 2009 (“ARRA”).

As provided under the ARRA, this vote will not be binding on the Board or on the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or by the Compensation Committee or create or imply an additional fiduciary duty on the Board. Nor will the vote affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends that shareholders approve, in an advisory (non-binding) vote, the following resolution:

RESOLVED, that the shareholders approve the company’s executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

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SHARE OWNERSHIP

Principal Holders

To the best of our knowledge, there are no persons or entities who beneficially owned, as of March 2, 2009, more than 5% of the outstanding Codorus Valley Bancorp, Inc. common stock.

Beneficial Ownership of Executive Officers, Directors and Nominees

The following table shows, as of March 2, 2009, the amount and percentage of Codorus Valley Bancorp, Inc. common stock beneficially owned by each director, each nominee, each named executive and all directors, nominees and executive officers of the Corporation as a group.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share. The percentage of all Codorus Valley Bancorp, Inc. common stock owned by each director, nominee or executive officer is less than 1% unless otherwise indicated.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors and Nominees
D. Reed Anderson, Esquire	23,679(2)	--
MacGregor S. Jones	47,144(3)	1.17%
Rodney L. Krebs	51,310(4)	1.27%
Larry J. Miller	76,301(5)	1.89%
William H. Simpson	1,974	--
Dallas L. Smith	30,235(6)	--
Donald H. Warner	10,222(7)	--
Michael L. Waugh	138	--

Other Named Executives

Harry R. Swift, Esquire	6,929(8)	--
Jann Allen Weaver, CPA	10,544(9)	--
Diane E. Hill, CPA All Officers and Directors as a Group (11 persons)	7,784(10) 266,260(11)	-- 6. 61%

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(1)

Beneficial ownership of shares of Codorus Valley Bancorp, Inc. common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or who otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock; or (ii) investment power, which includes the power to dispose or direct the disposition of the stock; or (iii) the right to acquire beneficial ownership within 60 days after March 2, 2009.

(2)	Includes 8,262 shares held in Mr. Anderson’s 401(k) plan and non-qualified stock options of 12,133.
(3)	Includes 9,350 shares held in Mr. Jones’ IRA, 32,359 shares held jointly with his spouse, and 4,076 shares held in his spouse’s IRA.
(4)	Includes 5,794 shares held in Mr. Krebs’ IRA, 12,332 shares held jointly with his spouse, 9,847 shares held in a family limited partnership and non-qualified stock options of 12,133.
(5)

Includes 15,197 shares held jointly with Mr. Miller’s spouse, 471 shares held jointly with his mother, 1,236 shares held jointly with his daughter, 1,236 shares held jointly with his son, 1,165 shares held in Mr. Miller’s IRA and incentive stock options of 36,949.

(6)	Includes 804 shares held in Mr. Smith’s spouse’s IRA and non-qualified stock options of 12,133.
(7)	Includes 712 shares held in Mr. Warner’s IRA, and non-qualified stock options of 9,318.
(8)	Includes Mr. Swift’s incentive stock options of 6,378.
(9)	Includes 635 shares held jointly with Mr. Weaver’s spouse, and incentive stock options of 9,646.
(10)	Includes Ms. Hill’s incentive stock options of 7,177.
(11)

Includes 59,921 shares reported in Schedule 13G, as amended, of the Trust and Investment Services Division of PeoplesBank, A Codorus Valley Company (30,783 shares are held for the benefit of MacGregor S. Jones, 27,973 shares are held for the benefit of Rodney L. Krebs, and 1,165 shares held for the benefit of Larry J. Miller.) Also includes 13,426 shares held by Codorus Valley Financial Advisors, Inc., a financial subsidiary of the Bank, for the benefit of MacGregor S. Jones.

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Executive Officers

The following table provides information, as of March 2, 2009, about the Corporation’s executive officers. The term of each office is one year and until their successor is elected and qualifies.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Codorus Valley Bancorp, Inc. and Subsidiaries

Larry J. Miller	57	President (since 1986) and Chief Executive Officer (since 1988), and Vice Chairman of the Board (since 2005), Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company

Harry R. Swift, Esquire	61

Vice President (since 1998), General Counsel (since 2008), and Secretary (since 1998), Codorus Valley Bancorp, Inc.; Chief Operating Officer, General Counsel, Secretary, and Executive Vice President, PeoplesBank, a Codorus Valley Company

Jann Allen Weaver, CPA	59	Treasurer (since 2000), and Assistant Secretary (since 1995), Codorus Valley Bancorp, Inc.; Executive Vice President and Chief Financial Officer, PeoplesBank, a Codorus Valley Company

Diane E. Hill, CPA	38	Vice President and Auditor (since 2002), Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company

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EXECUTIVE COMPENSATION

Introduction

This discussion relates to the compensation of certain Named Executive Officers (“NEOs”) of the Corporation. These NEOs are Mr. Miller, Mr. Swift and Mr. Weaver. As a result of the Corporation’s participation in the U.S. Treasury’s Capital Purchase Program (“CPP”), the NEOs entered into agreements where they each agreed to certain limitations on their contractual rights. These limitations are discussed in this section of the Proxy, as applicable. Further limits may be imposed as a result of future guidance to be issued under the American Recovery and Reinvestment Act of 2009.

Employment Agreement

On December 27, 2005, the Corporation, the Bank and Mr. Miller entered into an employment agreement for a term of three years. The term renews automatically for an additional 12 months at the end of each calendar year unless the Corporation and the Bank provide written notice to Mr. Miller of non-renewal. The agreement was amended on November 27, 2007 for the purpose of complying with provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations implementing that Code Section. Under the terms of his employment agreement, Mr. Miller serves as the President and Chief Executive Officer of the Corporation and of the Bank and as a member of the Boards of Directors of the Corporation and of the Bank.. The agreement also contains a confidentiality provision and a non-competition provision that prohibits Mr. Miller from competing with the Corporation or with its financial subsidiary, PeoplesBank, within fifty miles of the Bank’s registered office for a period of one year following his termination of employment for any reason other than a change of control.

Pursuant to his employment agreement, Mr. Miller was entitled to an annual direct salary of $270,000 in 2008. This salary was not increased in 2009, but may be increased later in the year or in subsequent years as the Boards of Directors of the Corporation and the Bank deem appropriate. In addition, the Boards of Directors have discretion to pay a periodic bonus to Mr. Miller. At the present time, Mr. Miller is not entitled to receive director’s fees or other compensation for serving on the Corporation’s or the Bank’s Board of Directors or their committees. Mr. Miller is also entitled to receive the employee benefits made available to Bank employees, to use a vehicle provided by the Bank and for reimbursement of country club dues.

The agreement with Mr. Miller provides that if his employment is terminated by the Corporation or the Bank due to death, disability or “for cause”, then he is entitled to the full annual direct salary and any accrued benefits through the date of termination. “For cause” termination includes termination for willful failure to perform his duties, engaging in misconduct injurious to the Corporation or the Bank, violation of certain terms of the employment agreement, dishonesty or gross negligence in the performance of his duties, violation of banking laws and regulations, failure to win election or to serve on the Board of Directors of the Corporation or moral turpitude which brings public discredit to the Corporation or the Bank. If Mr. Miller’s employment is terminated by the Corporation or the Bank other than pursuant to death, disability or “for cause”, then he is entitled to a lump sum payment equal to his full annual direct salary from the date of termination through the last day of the term of the agreement or an amount equal to his current annual direct salary, whichever is greater and a continuation of

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employee benefits for one year. If Mr. Miller terminates his employment for “good reason”, then he is entitled to an amount equal to his direct annual salary and a continuation of employee benefits for one year. “Good reason” includes reduction in title or responsibilities, geographic reassignment, removal from office, reduction in salary or benefits, failure to extend the term of the agreement or any other material breach of the agreement by the Corporation or the Bank. If Mr. Miller’s employment is terminated as a result of a change in control of the Corporation or the Bank, he is entitled to receive a lump sum payment equal to three times the sum of his then current direct annual salary and the highest bonus paid to him with respect to one of the last three years of employment, and he will continue to receive all benefits to which he was previously entitled for a period of three years. Change of control includes a more than fifty percent change in ownership of the Corporation or the Bank, a change in effective control of the Corporation or the Bank or a change in ownership of a substantial portion of the Corporation’s or the Bank’s assets. (Change of control is determined consistently under all of the Corporation’s and the Bank’s plans and employment agreements.)

In the event the amounts and benefits payable under the agreement as a result of change of control when added to all other benefits and amounts which may become payable to Mr. Miller by the Corporation and/or the Bank are such that they become subject to Section 280G of the Internal Revenue Code and, therefore, to the excise tax provisions of Section 4999 of the Internal Revenue Code, then Mr. Miller is to be paid the additional amount necessary to reimburse him for the economic detriment of the excise tax. If the amounts and benefits paid under the agreement are subject to Section 280G, they are not deductible by the Corporation.

Notwithstanding the foregoing, during the period of the Company’s participation in the CPP, Mr. Miller’s severance is limited to 2.99 times his five-year average base salary. The Corporation expects the U.S. Treasury to issue guidelines regarding restrictions to executive compensation pursuant to the American Recovery and Reinvestment Act of 2009, which may further limit Mr. Miller’s compensation.

Long-Term Nursing Care Agreement

On December 27, 2005, the Corporation and the Bank entered into a Long-Term Nursing Care Agreement with Mr. Miller. The agreement provides that the Corporation will pay the premiums on a long-term nursing care insurance policy for Mr. Miller and his spouse. The policy was purchased on May 27, 2003. The agreement was amended on November 27, 2007 to comply with IRS regulations implementing section 409A of the Internal Revenue Code. Pursuant to the agreement, upon a change in control, the Corporation will accelerate the ten-year annual premiums due on the policy. The acceleration of premiums upon a change of control is limited by the Corporation’s participation in the CPP as previously discussed.

The cost of long-term nursing care is a growing concern among executives as they transition through life phases. The Compensation Committee believes that good health care planning reduces the amount of time and attention that Mr. Miller must spend on that topic and maximizes the net financial reward to Mr. Miller of the compensation he received from the Corporation.

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Change of Control Agreements

The NEOs and other employees have built the Corporation into the successful enterprise that it is today, and the Committee believes that it is important to protect them in the event of a change of control. Further, it is the Committee’s belief that the shareholders will be best served if the interests of the senior management are aligned with the interests of the shareholders. Providing change of control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change of control transactions that may be in the best interests of shareholders. Relative to the overall value of the Corporation, these potential change of control benefits are relatively minor. The level of change of control benefits are based on industry practices and negotiations with the Named Executive Officers.

On December 27, 2005, the Corporation, the Bank, and Harry R. Swift, Esquire, General Counsel, Secretary and Vice President of the Corporation and General Counsel, Chief Operating Officer, Executive Vice President, and Secretary of the Bank, entered into a change of control agreement. On that same date, the Corporation, the Bank and Jann Allen Weaver, CPA, Treasurer and Assistant Secretary of the Corporation and Executive Vice President and Chief Financial Officer of the Bank entered into a similar agreement. These agreements provide certain benefits to Mr. Swift and Mr. Weaver in the event of a change of control of the Corporation or the Bank or other specified events. On November 27, 2007 the agreements were amended to comply with regulations implementing Section 409A of the Internal Revenue Code.

The agreements provide that upon termination of employment in connection with a change of control, Mr. Swift and Mr. Weaver will receive lump sum payments equal to the present value of their respective compensation for a certain term described below determined by using the short-term applicable federal rate under Section 1274 of the Internal Revenue Code of 1986, as amended, in effect on the date of termination of employment; and they will continue, for a certain time period, their eligibility to participate in all employee benefit plans and programs in which they were previously entitled to participate. Compensation is the sum of the individual’s current direct annual salary and the highest bonus paid with respect to one of the last three years of employment. Mr. Swift will receive a lump sum based on two and one-half times his compensation and will be eligible to participate in benefit plans and programs for 30 months. Mr. Weaver will receive a lump sum based on one times his compensation and will be eligible to participate in benefit plans and programs for 12 months.

In addition, in the event the amounts and benefits payable to Mr. Swift under his agreement, when added to all other benefits and amounts which may become payable to Mr. Swift by the Corporation and/or the Bank, are such that they become subject to Section 280G of the Internal Revenue Code and therefore to the excise tax provisions of Section 4999 of the Internal Revenue Code, then Mr. Swift is to be paid the additional amount necessary to reimburse him for the economic detriment of the excise tax. If benefits and amounts paid under the agreement are subject to Section 280G, they are not deductible by the Corporation.

All NEOs entered into agreements with respect to the Corporation’s participation in the CPP where they each agreed that they may not receive more than 2.99 times their respective five-year average base salary upon any involuntary termination of employment so long as the Corporation is a CPP participant. Guidelines to be issued pursuant to the American Recovery and Reinvestment Act of 2009 may further limit payments under the Change of Control Agreements.

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Salary Continuation Agreements - Supplemental Executive Retirement Plans (SERPS)

On October 1, 1998, the Bank entered into salary continuation agreements (SERPS) with Mr. Miller, Mr. Swift and Mr. Weaver, CPA, which were subsequently amended on December 27, 2005. These agreements provide for certain payments to these named executives following the executive’s normal retirement date and continuing for 240 months for Mr. Miller and for 180 months for Messrs. Swift and Weaver. The SERPs provide an annual benefit at normal retirement age (60 for Mr. Miller and 65 for Messrs. Swift and Weaver) of $130,433 (Mr. Miller), $105,978 (Mr. Swift) and $74,797 (Mr. Weaver). The agreements contain provisions for early retirement, disability benefits, death benefits and payments on specified changes of control. The agreements also contain non-competition provisions.

The non-competition provision contained in Mr. Miller’s and Mr. Swift’s plans prohibit them from competing with the Corporation or with its financial subsidiary, PeoplesBank, within fifty miles of the Bank’s registered office for a period of three years following a termination of employment for any reason other than a change of control. However, Mr. Swift’s agreement permits him to engage in the private practice of law following termination.

The non-competition provision contained in Mr. Weaver’s plan prohibits him from competing with the Corporation or with its financial subsidiary, PeoplesBank, within twenty-five miles of the Bank’s registered office for a period of one year following his termination of employment for any reason other than a change of control.

Payments due under the plans vest gradually over a period of time. Thus, the plans serve to encourage longevity. The Committee believes that it is appropriate to reward long-term executives with benefits that provide for a retirement life style commensurate with that they experienced during their professional careers.

The restriction imposed as a result of the Corporation’s participation in the CPP and further restrictions that may be imposed under the American Recovery and Reinvestment Act of 2009 may limit the benefits received under the SERPs upon a change of control.

Supplemental Long-Term Disability Program

The Company provides supplemental long-term disability insurance for certain executives, including Messrs. Miller and Weaver. The individual policies are designed to supplement coverage, in the event of a disability, to bridge the gap between payments under the Company’s general short- and long-term plans and the executive’s salary.

Stock Incentive Plans

The Corporation maintains a 2000 Stock Incentive Plan. The purpose of the Plan is to advance the development, growth and financial condition of the Corporation.

The Plan provides for awards of qualified stock options, non-qualified stock options, stock appreciation rights, and restricted stock to officers and other employees. The Compensation Committee administers the 2000 Stock Incentive Plan. Persons eligible to receive awards under the 2000 Stock Incentive Plan are those key officers and other management employees of the Corporation as determined by the Committee.

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The Corporation granted 15,722 options and 4,064 shares of restricted stock under the 2000 Stock Incentive Plan during 2008. Awards to the NEOs are disclosed in the Outstanding Equity Awards Table. The Plan reserved 144,084 shares of the Corporation’s common stock (adjusted for stock splits and stock dividends) for issuance. On December 31, 2008, there were 28,076 shares available to be granted under the 2000 Stock Incentive Plan.

In 2007, the shareholders approved a Long-Term Incentive Plan (the “LTIP”), which reserves 183,750 shares of the Corporation’s common stock (adjusted for stock splits and stock dividends) for issuance to all employees, including the NEOs. The LTIP provides for many forms of equity awards including incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, and stock awards. No awards have yet been granted under the LTIP to employees. In 2008, awards were made to non-employee directors and are disclosed under Director Compensation. 162,750 shares are available for future issuance under the Plan.

Employee Stock Bonus Plan

In 2001, the Corporation implemented an Employee Stock Bonus Plan, administered by non-employee members of the Corporation’s Board of Directors, under which the Corporation may issue shares of its common stock to employees as performance-based compensation. As of December 31, 2008, 14,373 shares of common stock were reserved for possible issuance under this plan, subject to future adjustment in the event of specified changes in the Corporation’s capital structure. No shares of stock were issued to NEOs under the Employee Stock Bonus Plan during 2008.

401(k) Retirement Plan

The Bank maintains and sponsors a defined contribution 401(k) retirement plan. The 401(k) plan is administered by a committee which is appointed by the Board of Directors. The 401(k) plan is subject to the Internal Revenue Code of 1986, as amended, and to the regulations promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974, as amended.

Each Bank employee who attains the age of 21, successfully completes any probationary period(s), and if a part time employee, completes 1,000 hours of service per year, may participate in the 401(k) plan. An eligible employee may elect to contribute certain portions of salary, wages, commissions, or other direct remuneration to the 401(k) plan. Generally, eligible employees may not contribute more than 50% of their compensation. In 2008, the Bank matched 50% of the first 6% of the employee’s contributions. Employee contributions to the 401(k) plan vest immediately. Employer contributions vest 100% after three years of service.

Officer Group Term Replacement Plans

The Company provides an officers’ life insurance program for certain executives, including the NEOs. This program provides a death benefit to the officer’s beneficiary in an amount equal to three times base salary so long as the Named Executive Officer is employed by the Company. The premiums for this program were paid in 1998 in a one-time, lump sum payment in an aggregate amount equal to $1,531,000, of which $551,000, $545,000 and $300,000 was paid for Messrs. Miller, Swift and Weaver. Under this Program, the Bank is the

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beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary. The Committee believes that this benefit helps the Corporation attract and retain talented individuals to the executive management team. It also believes that it is an appropriate compensation strategy to provide for the continuing lifestyle of the executives’ families in the case of death.

Accounting guidance, effective for fiscal years beginning on December 31, 2007, requires that liabilities for post-retirement split-dollar arrangements be accrued as liability. The Company proposed, and each participant has agreed to, a buy-out of the participants’ post-retirement portion of the life insurance benefit; these buy-outs will eliminate, for 2009 and beyond, benefit accruals (expense) related to the post-retirement life insurance benefits. In the case of the NEOs and one other officer, the amount of the accrued liability related to the post-retirement life insurance benefit for each NEO was rolled into the SERPs. The termination of the post-retirement life insurance benefit for all participants in the Officers Group Term Replacement Plan is expected to decrease the related expense by an average of approximately $20,000 per year for the next five years. This served to increase the benefit payable to each NEO under the SERPs.

In connection with the amendments to the life insurance program described above, the SERPs were amended to add a 4% annualized increase if an NEO remains employed past his normal retirement age, with the maximum increase limited to five years.

The NEOs also participate in the Corporation’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, short and long-term disability insurance, Employee Stock Purchase Plan participation, and discounts on the Corporation’s products and services.

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2008 and 2007.

Payments characterized as “Non-equity Incentive Plan Compensation” payments for fiscal year ended December 31, 2007 were determined by the Committee at its January 22, 2008 meeting based on 2007 Corporation performance and were paid on February 1, 2008. There were no Non-Equity Incentive Plan Compensation payments for 2008.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($) (6)	All Other Compen-sation ($) (2), (3) (4), (5)	Total ($)
Larry J. Miller, Vice Chairman, President and Chief Executive Officer	2008 2007	270,000 250,000	-- --	175 --	22,636 33,587	-- 65,037	101,656 93,848	36,550 32,588	431,017 475,060
Harry R. Swift, Esquire, Executive Vice President, General Counsel, Cashier	2008 2007	190,000 184,000	-- --	131 --	598 --	-- 48,013	56,898 51,519	9,253 8,916	256,880 292,448
Jann A. Weaver, CPA, Executive Vice President and Chief Financial Officer	2008 2007	114,000 109,000	-- --	61 --	288 --	-- 27,501	32,699 30,209	7,952 7,834	155,000 174,544

(1)

The amounts in columns (e) and (f) reflect the amounts recognized for financial statement purposes for the fiscal years noted, in accordance with FAS 123(R), of awards pursuant to the 2000 Stock Incentive Plan and thus, include amounts from awards granted prior to 2008. Assumptions used in the calculation of these amounts are included in Note 13 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report filed on Form 10-K filed with the SEC on or around March 30, 2009.

(2)	The amounts reflected in column (i), for each Named Executive Officer, include:

•  matching contributions allocated by the Corporation to each Named Executive Officer pursuant to the Corporation’s 401 (k) Retirement Plan which is more fully described on page 18 under the heading “401k Retirement Plan” (2007: Mr. Miller, $6,750; Mr. Swift, $5,520; Mr. Weaver, $3,270); and (2008: Mr. Miller, $6,900; Mr. Swift, $5,700; Mr. Weaver, $3,157).

•  the incremental cost attributable to certain tax benefits provided pursuant to an Officer Group Term Replacement Plan which provides each Named Executive Officer and other members of executive management with a death benefit equal to three times annual base salary (2007: Mr. Miller, $2,315; Mr. Swift, $1,968; Mr. Weaver, $1,064), (2008: Mr. Miller, $2,905; Mr. Swift, $2,064; Mr. Weaver, $1,148).

•  an incremental cost attributable to the annual expenses of the Change of Control and Supplemental Retirement Trust established for the benefit of the Named Executive Officers and other members of executive management at the Hershey Trust Company (2007 and 2008: Mr. Miller, $275; Mr. Swift, $183; and Mr. Weaver, $183).

• imputed cost of life insurance (2007: Mr. Miller, $1,279; Mr. Swift, $1,245; Mr. Weaver, $645); (2008: Mr. Miller, $1,343; Mr. Swift, $1,306; Mr. Weaver, $696); and

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(3)	In addition to the items noted in footnote (2) above, the amount in column (i) reflects:
• the cost of long-term health care insurance for Mr. Miller (2007: $16,680), (2008: $19,454), which is described on page 15 under the heading “Long-Term Nursing Care Agreement”;
• well-day payments to Mr. Miller (2007: $4,808), (2008: $5,192) and Mr. Weaver (2007: $2,096), (2008: $2,192) under the Corporation’s well-day program;
• Supplemental disability insurance premiums for Mr. Miller ($481 annually) and Mr. Weaver ($576 annually).
(4)	The amount attributable to perquisites for 2007 and 2008 for each Named Executive Officer is less than $10,000.
(5)

The incremental cost attributable to Corporation-provided automobiles (calculated in accordance with Internal Revenue Service guidelines) are included on the W-2 of Named Executive Officers who receive such benefits. Each such Named Executive Officer is responsible for paying income tax on such amount.

(6)

Column (h) reflects change from December 31, 2006 to December 31, 2007 and December 31, 2007 to December 31, 2008, in the present value of future benefits payable under Supplemental Executive Retirement Plans (SERPS), described on page 17 under the heading “Salary Continuation Agreements – Supplemental Executive Retirement Plans (SERPS)”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (2)	Number of Securities Underlying Unexercised Options Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($) (2)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (6)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Larry J. Miller	4, 886 11,820 12,763 2,618	18,595 (3)		10.7816 9.8987 15.4747 15.3023	12/28/2009 12/11/2011 06/22/2014 06/14/2015	770	6,160	0	0
Harry R. Swift	1,394 2,553 2,431	2,097 (4)		10.7816 15.4747 15.3023	12/28/2009 06/22/2014 06/14/2015	542	4,336	0	0
Jann A. Weaver	2,444 2,218 2,553 2,431	1,007 (5)		10.7816 9.8987 15.4747 15.3023	12/28/2009 12/11/2011 06/22/2014 06/14/2015	260	2,080	0	0

(1)	Includes shares issued under Codorus Valley Bancorp, Inc.’s 1996 Stock Incentive Plan and 2000 Stock Incentive Plan.
(2)	As adjusted for stock dividends distributed through December 31, 2008.

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(3)

Options for 4,862 shares vest January 1, 2009. Options for 4,862 shares vest January 1, 2010. Options for 4,862 shares vest January 1, 2011. Options for 1,029 shares vest January 1, 2012. Options for 2,920 shares vest June 9, 2009. Options for 60 shares vest January 1, 2010.

(4)	Options for 2,097 shares vest June 9, 2009.
(5)	Options for 1,007 shares vest June 9, 2009.
(6)	Shares vest 50% on December 9, 2010 and 50% on December 9, 2011.

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COMPENSATION COMMITTEE CPP RISK ASSESSMENT

In accordance with the applicable requirements of the CPP, the Compensation Committee evaluated and reviewed with Larry J. Miller, the Chief Risk Officer, Harry R. Swift, the General Counsel, and Matthew A. Clemens, Vice President of Human Resources, the incentive compensation arrangements in place with its Named Executive Officers and with other members of senior management. The Compensation Committee concluded that the overall structure of the Corporation’s incentive compensation arrangements does not encourage the taking of unnecessary or excessive risks by the executives.

To reach this conclusion, the Compensation Committee considered the risks inherent in the Company’s incentive plans and the features of those plans that control or mitigate those risks. Specifically, the Committee determined that the Corporation’s incentive plans include provisions that require minimum standards of participant performance, prior qualitative measures of executive achievement, and permit the Compensation Committee to modify, amend or discontinue the plans as necessary or appropriate to serve the best interests of the Company.

The Compensation Committee also reviewed the other executive compensation contracts for each NEO and for other members of senior management and concluded that there were no contractual provisions that would encourage the executives to take unnecessary or excessive risks. The Compensation Committee noted that, in connection with the Corporation’s participation in the CPP, the Named Executive Officers entered into agreements which require the repayment of incentive compensation if there is a material, post-payment adjustment to the Company’s financial statements.

THE COMPENSATION COMMITTEE

Rodney L. Krebs, Chairman

D. Reed Anderson, Esquire

MacGregor S. Jones

William H. Simpson

Dallas L. Smith

Donald H. Warner

Michael L. Waugh

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DIRECTOR COMPENSATION

The Corporation uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Corporation considers the significant time commitment required of directors in fulfilling their duties to the Corporation.

Cash Compensation Paid to Board Members

In 2008, the Bank’s non-employee directors were compensated for their services rendered as follows:

•	a monthly retainer of $900;
•	directors’ fees of $500 for each regular or special meeting attended; and
•	committee meeting fees paid at the rate of $200 per hour.

The Bank’s Chairman of the Board received a monthly retainer of $1,000 in 2008. In addition, each director recognized imputed income for insurance premiums paid on behalf of the non-employee Bank directors, which totaled $2,684 in 2008. In the aggregate, the Bank paid $177,824 in cash compensation to the Directors in 2008.

Independent Directors’ Deferred Compensation Plan

The Corporation maintains a deferred compensation plan for independent directors. Participants may elect to defer receipt of compensation in order to gain certain tax benefits under Internal Revenue Code Section 451. This plan is not funded by the Corporation.

Independent Directors’ Stock Option Plan

The Corporation maintains the Codorus Valley Bancorp, Inc. 1998 Independent Directors’ Stock Option Plan. The Corporation’s shareholders approved the plan at the 1998 annual meeting and the Board of Directors originally reserved 100,000 shares, or 83,646 shares as of December 31, 2008 as adjusted for stock dividends, for issuance under the plan. The right to grant options under the plan expired in 2008. The purposes of the plan were to advance the Corporation’s and the Bank’s development, growth and financial condition by providing additional incentives to non-employee members of the Corporation’s Board of Directors by encouraging them to acquire stock ownership in the Corporation and to secure, retain and motivate non-employee directors.

Directors who are not employees of the Corporation or its subsidiaries were eligible to receive awards under the plan. Pursuant to the terms of the plan from 1998 through 2002, each non-employee director who attended at least 75% of the total number of Board of Directors and committee meetings was granted non-qualified stock options at each annual reorganization meeting of the Corporation. The purchase price of common stock subject to each stock option granted is the fair market value at the time of grant. The recipient may exercise these stock options for ten years from the grant date. In prior periods, the Corporation granted all 143,214 stock options available for issuance under this plan, as adjusted for applicable stock dividends

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and/or stock splits. This aggregate amount includes stock options that may have been cancelled and/or exercised in those prior periods.

In 2007, the shareholders approved the Long-Term Incentive Plan (the “LTIP”). The LTIP permits awards of non-qualified stock options to non-employee directors in 2007 and subsequent years. In 2008, the Corporation granted 21,000 non-qualified stock options (3,000 each) to non-employee directors.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2008.

Name (1)	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
D. Reed Anderson, Esq.	25,300	-0-	829	-0-	-0-	453	26,582
MacGregor S. Jones	26,100	-0-	829	-0-	-0-	340	27,269
Rodney L. Krebs	24,500	-0-	829	-0-	-0-	553	25,882
William H. Simpson	24,500	-0-	829	-0-	-0-	-0-	25,329
Dallas L. Smith	25,230	-0-	829	-0-	-0-	340	26,399
Donald H. Warner	23,510	-0-	829	-0-	-0-	678	25,017
Michael L. Waugh	26,000	-0-	829	-0-	-0-	320	27,149

(1)

The Corporation’s President and CEO, Larry J. Miller, is not disclosed in this table because he is an employee director and does not receive separate compensation as a director of the Corporation. Mr. Miller’s compensation is described and disclosed in the Executive Compensation section of this proxy.

(2)	Imputed cost of life insurance for non-employee directors for a life insurance benefit of $100,000 for the named beneficiary of each director.
(3)

Reflects the amount recognized for financial statement purposes in accordance with FAS 123(R), of awards pursuant to the LTIP. Assumptions used in the calculation of this amount are included in Note 13 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report filed on Form 10-K filed with the SEC on or around March 30, 2009.

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RELATED PERSON TRANSACTIONS

Some of Codorus Valley Bancorp, Inc.’s directors and executive officers and the companies with which they are associated were customers of and had banking transactions with Codorus Valley Bancorp, Inc.’s subsidiary Bank during 2008. All loans and loan commitments made to them and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectability or present other unfavorable features. The principal loan balance outstanding for these persons on December 31, 2008, was approximately $4,998,682, which did not include unfunded commitments of approximately $635,488. The Bank anticipates that it will enter into similar transactions in the future.

Related person transactions are reviewed and voted on by the Board of Directors of the Corporation or the Bank, as applicable. Interested parties do not participate in the review and vote.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation’s independent registered public accountants.

The Audit Committee met privately at its regular meetings with both the independent registered public accountants and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed and the Board approved Beard Miller Company LLP as the independent registered public accountants for the Corporation after reviewing the firm’s performance and independence from management.

Management has primary responsibility for the Corporation’s financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent registered public accountants audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Corporation in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Beard Miller Company LLP, the Corporation’s independent registered public accountants, the Corporation’s audited financial statements and met separately with both management and Beard Miller Company LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Beard Miller Company LLP has confirmed to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

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The Audit Committee received from and discussed with Beard Miller Company LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Corporation. The Audit Committee also discussed with Beard Miller Company LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee monitored certified public accountant independence and reviewed audit and non-audit services performed by Beard Miller Company LLP.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee

Donald H. Warner, Chairman

D. Reed Anderson, Esquire

William H. Simpson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Beard Miller Company LLP as independent registered public accountants for the examination of its financial statements for the fiscal year ending December 31, 2009. Beard Miller Company LLP served as the Corporation’s independent certified public accountants for the year ended December 31, 2008.

We expect a representative of Beard Miller Company LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

Aggregate fees billed to Codorus Valley Bancorp, Inc. by Beard Miller Company LLP for services rendered are presented below:

	Year Ended December 31,
	2008	2007
Audit Fees	$78,884	$78,196
Audit Related Fees	1,000	11,780
Tax Fees	17,602	11,086
All Other Fees	-0-	-0-
Total Fees	$97,486	$101,062

Audit fees include professional services rendered for the audit of the Corporation’s annual financial statements and review of financial statements included in the Forms 10-Q and the annual Form 10-K, and services normally provided in connection with statutory and

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regulatory filings, including out-of-pocket expenses. Audit-related fees for 2008 include: assistance with adopting EITF 06-04, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance”; assistance with evaluation of adoption of SFAS No. 159 and review of internal control documentation. Audit related fees for 2007 include services rendered in connection with assistance with accounting for SFAS No. 159 and review of internal control documentation. Tax fees for 2008 and 2007 include the following: preparation of state and federal returns and tax planning matters.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accountants. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of particular services on a case by case basis. The Audit Committee approved all fees, including tax fees, during 2008 and 2007.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Beard Miller Company LLP’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Codorus Valley Bancorp, Inc.’s directors, executive officers and shareholders who beneficially own more than 10% of Codorus Valley Bancorp, Inc.’s outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Codorus Valley Bancorp, Inc. with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, with two exceptions, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2008. Two Form 4s were filed late. The first late filing on July 25, 2008 involved the purchase of 660 shares of the Corporation’s stock by MacGregor S. Jones. The second late filing on October 9, 2008 involved the purchase of 700 shares of the Corporation’s stock by William H. Simpson. Both were filed late as the result of an inadvertent miscommunication concerning the dates of the transactions.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of Codorus Valley Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Treasurer, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. You may also view these documents on the Corporation’s website at www.peoplesbanknet.com. Click on the “About Us” link. Click on the “Investor Relations” link in the left-hand margin, and then click on the “Annual Report on Form 10-K” link in the left-hand margin.

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OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the proxy holders will vote the proxies in what they determine to be the Corporation’s best interests.

ELECTRONIC ACCESS

You may view our proxy and proxy card on line by visiting our website at www.peoplesbanknet.com, clicking on the “About Us” link, clicking on “Investor Relations” in the left-hand margin and then clicking on “Proxy Materials” in the left-hand margin.